Exhibit 99.1 PRESS RELEASE, DATED AUGUST 7, 2024, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FIRST QUARTER FISCAL 2025

ENERSYS REPORTS FIRST QUARTER FISCAL 2025 RESULTS
DELIVERS GROSS MARGIN OF 28%, UP 160 BASIS POINTS FROM PRIOR YEAR

First Quarter Fiscal 2025 Highlights
(All comparisons against the first quarter of fiscal year 2024 unless otherwise noted)
•Delivered net sales of $853M, down 6%, with Motive Power on plan, continued pressure in Communications, and spending pause in Class 8 truck OEMs
•Encouraging demand signals in Energy Systems with backlog increasing for the first time in eight quarters
•Achieved GM of 28.0%, +160 bps, including increased benefits from Inflation Reduction Act / IRC 45X tax credits
•Realized diluted EPS of $1.71, +7%, and adjusted diluted EPS(1) of $1.98, +5%
•Net leverage ratio(a) 1.1 X EBITDA on operating cash flow of $10M
•In July, closed on acquisition of Bren-Tronics, a leading U.S. manufacturer of portable lithium power solutions
•On August 7, 2024, the Board of Directors declared a 7% increase in the company's quarterly dividend to $0.24 per share for the second quarter of 2025

READING, Pa., August 7, 2024 (BUSINESS WIRE) -- EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its first quarter of fiscal 2025, which ended on June 30, 2024.

Message from the CEO
In the first quarter of our new fiscal year, we delivered EPS at the mid-point and revenue slightly below the low end of our guidance range. Amid topline temporary market pressures, we are advancing on our strategic initiatives, delivering cost reductions, and remain optimistic for this fiscal year's results. In Energy Systems, volumes and mix were down on continued weakness in Communications, however the impact was partly mitigated by realization of our significant cost reduction actions, and we saw encouraging order trends at the end of the quarter. Revenue performance was impacted by foreign exchange rate headwinds and a market wide drop in Class 8 truck OEM demand. Motive Power was a bright spot, with volumes and margins increasing versus the prior year, supported by consistent customer demand in logistics and warehousing, and continued strength in our maintenance-free offerings. In our Missouri factories we delivered improved productivity, although results were pressured by under-absorption from lower volumes. We anticipate this will improve in the second half of the year as Communications spend resumes and Specialty aftermarket volume picks up. We delivered EPS as planned by holding price and taking disciplined cost reduction actions while investing in exciting future growth opportunities.

We are in the final testing phase of our first commercially ready Fast Charge & Storage (FC&S) system, which will soon be delivered to our launch customer. In July, we closed on the acquisition of Bren-Tronics, a leading U.S. manufacturer of portable power solutions, which expands our lithium product offerings and presence in the defense market, and which we expect will be immediately accretive.

We continue to advance our lithium gigafactory planning and look forward to learning the results of the Department of Energy’s funding allocation in the coming weeks. We are building our collaborative relationship with Verkor, making investments to support their growth, and progressing on the key agreements which will support our cell development and factory operations.

Although some of the headwinds we experienced in the first quarter are expected to persist in the second quarter, we see promising demand indicators and positive momentum across our business, with sequential growth as we progress through the fiscal year. We remain optimistic about our full year earnings outlook and excited about our position as a leading enabler of the global energy transition with significant growth opportunities ahead.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Key Financial Results and Metrics	First quarter ended
In millions, except per share amounts	June 30, 2024	July 2, 2023	Change
Net Sales	$852.9	$908.6	(6.1)%
Diluted EPS (GAAP)	$1.71	$1.60	$0.11
Adjusted Diluted EPS (Non-GAAP)(1)	$1.98	$1.89	$0.09
Gross Profit (GAAP)	$238.4	$240.3	$(1.9)
Operating Earnings (GAAP)	$91.3	$89.4	$1.9
Adjusted Operating Earnings (Non-GAAP)(2)	$105.7	$107.2	$(1.5)
Net Earnings (GAAP)	$70.1	$66.8	$3.3
EBITDA (Non-GAAP)(3)	$113.9	$111.4	$2.5
Adjusted EBITDA (Non-GAAP)(3)	$121.4	$122.2	$(0.8)
Share Repurchases	$11.6	$—	$11.6
Dividend per share	$0.225	$0.175	$0.05
Total Capital Returned to Stockholders	$20.7	$7.1	$13.6

(a) Net leverage ratio is a non-GAAP financial measure as defined pursuant to our credit agreement and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(1) Adjusted Diluted EPS is a non-GAAP financial measure and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(2) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP Adjusted Earnings are provided in tables under the section titled Business Segment Operating Results.
(3) Non-GAAP EBITDA is calculated as net earnings adjusted for depreciation, amortization, interest and income taxes. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Summary of Results

First Quarter 2025

Net sales for the first quarter of fiscal 2025 were $852.9 million, a decrease of 6.1% from the prior year first quarter net sales of $908.6 million, and slightly below the low end of the first quarter fiscal 2025 guidance of $860 million to $900 million. The decrease compared to prior year quarter was the result of a 3% decrease in organic volume, a 2% decrease in price/mix and a 1% decrease in foreign currency translation impact.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the first quarter of fiscal 2025 was $70.1 million, or $1.71 per diluted share, which included an unfavorable highlighted net of tax impact of $10.9 million, or $0.27 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the first quarter of fiscal 2024 was $66.8 million, or $1.60 per diluted share, which included an unfavorable highlighted net of tax impact of $11.8 million, or $0.29 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the first quarter of fiscal 2025, on a non-GAAP basis, were $1.98, compared to the guidance of $1.93 to $2.03 per diluted share for the first quarter given by the Company on May, 22, 2024. These earnings compare to the prior year first quarter adjusted Net earnings of $1.89 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended June 30, 2024 and July 2, 2023.

In the first quarter of fiscal 2024, we introduced a new line of business, New Ventures, that includes energy storage and management systems for demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. The financial results of the New Ventures segment includes start up operating expenses and is included in the Corporate and other line in our operating earnings.

Quarterly Dividend
The company announced today that its Board of Directors has declared a quarterly cash dividend increase of 7% to $0.24 per share of common stock payable on September 30, 2024, to holders of record as of September 16, 2024. This increase is up from $0.225 per share paid in the first quarter of 2025.

Second Quarter and Full Year 2025 Outlook

In the second quarter of fiscal 2025, EnerSys expects:
•Net sales in the range of $880M to $920M
•Adjusted diluted earnings per share in the range of $2.05 to $2.15*

For the full year fiscal 2025, EnerSys expects:
•Net sales in the range of $3,735M to $3,885M, up from prior guidance of $3,675M to $3,825M
•Adjusted diluted earnings per share in the range of $8.80 to $9.20*, up from prior guidance of $8.55 to $8.95*
•Capital expenditures in the range of $100M to $120M

"We remain optimistic about our fiscal year 2025 financial targets. As a result, we are increasing the mid-point of our full year fiscal 2025 revenue guidance by $60 million and our full year fiscal 2025 adjusted diluted earnings per share guidance by $0.25 per share to include the incremental benefits of our acquisition of Bren-Tronics on top of the base business expectations that were in our previous guidance. While we are seeing encouraging demand trends in the majority of our end markets, we are managing our business prudently to navigate the spending pauses in the Class 8 truck OEM and Communications markets. We believe inventory de-stocking is complete and the deferred spending that is occurring is unsustainable to maintain network resiliency, resulting in pent-up demand that will materialize later this year. In the second quarter, we expect a modest sequential improvement in North America Communications spending in Energy Systems, modest Transportation aftermarket volume growth in Specialty, and incremental revenue from Bren-Tronics. We also expect to see continued cost improvements and benefits from operational efficiencies flowing through to our bottom line. The global concern over energy scarcity will persist as major trends drive a swift rise in the demand for reliable power. As a key provider of energy systems and storage solutions, EnerSys is well-positioned to take advantage of this growth opportunity. We remain focused on delivering long-term value to our stockholders," said Andrea Funk, EnerSys Chief Financial Officer.

*Inclusive of IRC 45X tax benefits created with the IRA. Note that the IRS has not yet finalized guidance related to section 45X, which could materially increase or decrease the quantity of our U.S. produced batteries that qualify for this credit.

Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Conference Call and Webcast Details

The Company will host a conference call to discuss its first quarter results at 9:00 AM (ET) Thursday, August 8, 2024. A live broadcast as well as a replay of the call can be accessed via https://edge.media-server.com/mmc/p/6m475zy4/ or the Investor Relations section of the company’s website at https://investor.enersys.com.

To join the live call, please register at https://register.vevent.com/register/BI3ddd2fa2c98f44939b244b0ff22777b1. A dial-in and unique PIN will be provided upon registration.

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications and designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband, and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. More information regarding EnerSys can be found at www.enersys.com.

Sustainability

Sustainability at EnerSys is about more than just the benefits and impacts of our products. Our commitment to sustainability encompasses many important environmental, social and governance issues. Sustainability is a fundamental part of how we manage our own operations. Minimizing our environmental footprint is a priority. Sustainability is our commitment to our employees, our customers and the communities we serve. Our products facilitate positive environmental, social, and economic impacts around the world. To learn more visit: https://www.enersys.com/en/about-us/sustainability/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buyback program, judicial or regulatory proceedings, ability to identify and realize benefits in connection with acquisition and disposition opportunities, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buyback programs, application of Section 45X of the Internal Revenue Code, future responses to and effects of the pandemic, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2024. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Hartman
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	June 30, 2024	July 2, 2023
Net sales	$852.9	$908.6
Gross profit	238.4	$240.3
Operating expenses	141.2	$144.6
Restructuring and other exit charges	5.9	$6.3
Operating earnings	91.3	$89.4
Earnings before income taxes	79.3	$73.5
Income tax expense	9.2	$6.7
Net earnings attributable to EnerSys stockholders	$70.1	$66.8

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$1.74	$1.63
Diluted	$1.71	$1.60
Dividends per common share	$0.225	$0.175
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	40,204,013	40,937,334
Diluted	40,986,116	41,698,324

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	June 30, 2024	March 31, 2024
Assets
Current assets:
Cash and cash equivalents	$344,069	$333,324
Accounts receivable, net of allowance for doubtful accounts: June 30, 2024 - $8,447; March 31, 2024 - $8,107	507,925	524,725
Inventories, net	713,698	697,698
Prepaid and other current assets	283,407	226,949
Total current assets	1,849,099	1,782,696
Property, plant, and equipment, net	547,071	532,450
Goodwill	679,164	682,934
Other intangible assets, net	312,237	319,407
Deferred taxes	48,512	49,798
Other assets	121,164	98,721
Total assets	$3,557,247	$3,466,006
Liabilities and Equity
Current liabilities:
Short-term debt	$29,960	$30,444
Accounts payable	354,729	369,456
Accrued expenses	301,104	323,957
Total current liabilities	685,793	723,857
Long-term debt, net of unamortized debt issuance costs	867,104	801,965
Deferred taxes	33,602	30,583
Other liabilities	159,559	152,529
Total liabilities	1,746,058	1,708,934
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at June 30, 2024 and at March 31, 2024	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 56,455,353 shares issued and 40,237,053 shares outstanding at June 30, 2024; 56,363,924 shares issued and 40,271,936 shares outstanding at March 31, 2024	565	564
Additional paid-in capital	644,155	629,879
Treasury stock at cost, 16,218,300 shares held as of June 30, 2024 and 16,091,988 shares held as of March 31, 2024	(847,283)	(835,827)
Retained earnings	2,224,720	2,163,880
Accumulated other comprehensive loss	(214,373)	(204,851)
Total EnerSys stockholders’ equity	1,807,784	1,753,645
Nonredeemable noncontrolling interests	3,405	3,427
Total equity	1,811,189	1,757,072
Total liabilities and equity	$3,557,247	$3,466,006

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Quarter ended
	June 30, 2024	July 2, 2023
Cash flows from operating activities
Net earnings	$70,111	$66,797
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	23,550	22,693
Write-off of assets relating to exit activities	118	3,343
Derivatives not designated in hedging relationships:
Net losses (gains)	(354)	503
Cash (settlements) proceeds	(190)	657
Provision for doubtful accounts	628	504
Deferred income taxes	31	42
Non-cash interest expense	490	410
Stock-based compensation	7,062	7,933
(Gain) loss on disposal of property, plant, and equipment	(10)	43
Changes in assets and liabilities:
Accounts receivable	12,183	73,198
Inventories	(16,484)	(10,965)
Prepaid and other current assets	(9,889)	(4,089)
Other assets	(2,437)	(484)
Accounts payable	(10,349)	(39,307)
Accrued expenses	(64,251)	(46,647)
Other liabilities	189	315
Net cash provided by (used in) operating activities	10,398	74,946

Cash flows from investing activities
Capital expenditures	(36,137)	(16,093)
Purchase of business	—	(8,270)
Proceeds from disposal of property, plant, and equipment	5	44
Investment in Equity Securities	(10,852)	—
Net cash (used in) provided by investing activities	(46,984)	(24,319)

Cash flows from financing activities
Net (repayments) borrowings on short-term debt	(195)	(404)
Proceeds from Second Amended Revolver borrowings	65,000	80,000
Repayments of Second Amended Revolver borrowings	—	(216,380)
Finance lease obligations	5	—
Option proceeds, net	6,958	7,654
Payment of taxes related to net share settlement of equity awards	(46)	—
Purchase of treasury stock	(11,641)	—
Issuance of treasury stock- ESPP	261	—
Dividends paid to stockholders	(9,043)	(7,173)
Debt issuance costs	(351)	—
Other	(2)	354
Net cash (used in) financing activities	50,946	(135,949)
Effect of exchange rate changes on cash and cash equivalents	(3,615)	(3,001)
Net decrease in cash and cash equivalents	10,745	(88,323)
Cash and cash equivalents at beginning of period	333,324	346,665
Cash and cash equivalents at end of period	$344,069	$258,342

Reconciliations of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted Diluted EPS”, “adjusted operating earnings”, "adjusted gross margin", "EBITDA", “adjusted EBITDA”, "adjusted EBITDA per credit agreement", "net debt", "net leverage ratio", and "adjusted free cash flow conversion" as applicable, in their analysis of the Company's performance. Adjusted Net earnings, adjusted gross margin, and adjusted operating earnings measures, as used by EnerSys in past quarters and years, adjusts Net earnings and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate Adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define non-GAAP adjusted EBITDA per credit agreement as net earnings determined in accordance with GAAP for interest, taxes, depreciation and amortization, and certain charges or credits as permitted by our credit agreements, that were recorded during the periods presented. We define non-GAAP net debt as total debt, finance lease obligations and letters of credit, net of all cash and cash equivalents, as defined in the Fourth Amended Credit Facility on the balance sheet as of the end of the most recent fiscal quarter. We define non-GAAP net leverage ratio as non-GAAP net debt divided by last twelve months non-GAAP adjusted EBITDA per credit agreement. We define non-GAAP free cash flow as net cash provided by or used in operating activities less capital expenditures. We define non-GAAP adjusted free cash flow conversion as free cash flow divided by adjusted net earnings. Free cash flow and adjusted free cash flow conversion are used by investors, financial analysts, rating agencies and management to help evaluate the Company’s ability to generate cash to pursue incremental opportunities aimed toward enhancing shareholder value. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of Alpha and NorthStar related intangible assets (and, beginning in fiscal 2024, amortization of all intangible assets) and tax valuation allowance changes, including those related to the AHV (Old-Age and Survivors Insurance) Financing (TRAF) in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

EnerSys does not provide a quantitative reconciliation of the Company’s projected range for adjusted diluted earnings per share for the second quarter and full year of fiscal 2025 to diluted earnings per share, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. EnerSys' adjusted diluted earnings per share guidance for the second quarter and full year of fiscal 2025 excludes certain items, including but not limited to certain non-cash, large and/or unpredictable charges and benefits, charges from restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles, acquisition and disposition activities, legal judgments, settlements, or other matters, and tax positions, that are inherently uncertain and difficult to predict, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Due to the uncertainty of the occurrence or timing of these future excluded items, management cannot accurately forecast many of these items for internal use and therefore cannot create a quantitative adjusted diluted earnings per share for the second quarter and full year of fiscal 2025 to diluted earnings per share reconciliation without unreasonable efforts.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Corporate and other includes amounts managed on a company-wide basis and not directly allocated to any reportable segments, primarily relating to IRA production tax credits. Also, included are start up costs for exploration of a new lithium plant as well as start-up operating expenses from the New Ventures operating segment.

Business Segment Operating Results

	Quarter ended
	($ millions)
	June 30, 2024
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$361.0	$366.2	$125.7	$—	$852.9

Operating Earnings	$9.0	$54.4	$2.1	$25.8	$91.3
Restructuring and other exit charges	3.8	1.4	0.7	—	5.9
Amortization of intangible assets	6.0	0.2	0.7	—	6.9
Acquisition activity expense	—	—	1.4	—	1.4
Other	0.2	—	—	—	0.2
Adjusted Operating Earnings	$19.0	$56.0	$4.9	$25.8	$105.7

	Quarter ended
	($ millions)
	July 2, 2023
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$424.6	$350.8	$133.2	$—	$908.6

Operating Earnings	$22.2	$48.2	$1.6	$17.4	$89.4
Inventory adjustment relating to exit activities	—	—	3.1	—	3.1
Restructuring and other exit charges	0.5	1.5	4.3	—	6.3
Amortization of intangible assets	6.2	0.1	0.7	—	7.0
Acquisition activity expense	—	0.1	—	—	0.1
Other	0.8	0.4	0.1	—	1.3
Adjusted Operating Earnings	$29.7	$50.3	$9.8	$17.4	$107.2

Increase (Decrease) as a % from prior year quarter	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	(15.0)%	4.4%	(5.7)%	NM	(6.1)%
Operating Earnings	(59.2)	12.8	28.6	48.4	2.1
Adjusted Operating Earnings	(35.9)	11.1	(50.1)	48.4	(1.4)
NM = Not Meaningful

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended
	($ millions)
	June 30, 2024	July 2, 2023
Net Earnings	70.1	$66.8
Depreciation	16.7	15.6
Amortization	6.9	7.1
Interest	11.0	15.2
Income Taxes	9.2	6.7
EBITDA	113.9	111.4
Non-GAAP adjustments	7.5	10.8
Adjusted EBITDA	$121.4	$122.2

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	June 30, 2024	July 2, 2023
Inventory adjustment relating to exit activities	$—	$3.1
Restructuring and other exit charges	5.9	6.3
Acquisition expense	$1.4	$0.1
Other	0.2	1.3
Non-GAAP adjustments	$7.5	$10.8

The table below presents a reconciliation of Gross Profit and Gross Margin to Adjusted Gross Profit and Adjusted Gross Margin:

	Quarter ended
	($ millions)
	June 30, 2024	July 2, 2023
Gross Profit as reported	$238.4	$240.3
Inventory adjustment relating to exit activities	0.0	3.1
Adjusted Gross Profit	238.4	243.4

Gross Margin	28.0%	26.4%
Adjusted Gross Margin	28.0%	26.8%

The table below presents a reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow Conversion percentages:

	Quarter ended
	($ millions)
	June 30, 2024	July 2, 2023
Net cash provided by (used in) operating activities	$10.4	$74.9
Less Capital Expenditures	(36.1)	(16.1)
Free Cash Flow	(25.7)	58.8

	Quarter ended
	($ millions)
	June 30, 2024	July 2, 2023
Net cash provided by (used in) operating activities	$10.4	$74.9
Net earnings	70.1	66.8
Operating cash flow conversion %	14.8%	112.1%

Free cash flow	(25.7)	58.8
Adjusted net earnings	81.0	78.6
Adjusted free cash flow conversion %	(31.7)%	74.8%

The following table provides a reconciliation of Net earnings to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP) per credit agreement for June 30, 2024 and July 2, 2023, in connection with the Fourth Amended Credit Facility:

	Last twelve months
	June 30, 2024	July 2, 2023
	(in millions, except ratios)
Net earnings as reported	$272.4	$211.6
Add back:
Depreciation and amortization	92.9	$90.2
Interest expense	45.2	$63.3
Income tax expense	26.1	35.7
EBITDA (non-GAAP)	436.6	$400.8
Adjustments per credit agreement definitions(1)	81.5	50.1
Adjusted EBITDA (non-GAAP) per credit agreement(1)	$518.1	450.9
Total net debt(2)	564.8	690.1
Leverage ratios:
Total net debt/credit adjusted EBITDA ratio	1.1 X	1.5 X

(1)The $81.5 million adjustment to EBITDA in the last twelve months ending June 30, 2024 primarily related to $29.7 million of non-cash stock compensation, $40.4 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $10.5 million. The $50.1 million adjustment to EBITDA in the last twelve months ending July 2, 2023 is primarily related to $29.0 million of non-cash stock compensation, $15.2 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and other current assets of $4.5 million and a swap termination fee of $1.4 million.
(2)Debt includes finance lease obligations and letters of credit and is net of all U.S. cash and cash equivalents and foreign cash and investments, as defined in the Fourth Amended Credit Facility. In the last twelve months ending June 30, 2024 and July 2, 2023, the amounts deducted in the calculation of net debt were U.S. cash and cash equivalents and foreign cash investments of $344.1 million, and in fiscal 2023, were $258.3 million.

Included below is a reconciliation of historical non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and historical Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	June 30, 2024		July 2, 2023
Net earnings reconciliation
As reported Net Earnings	$70.1		$66.8
Non-GAAP adjustments:
Inventory adjustment relating to exit activities	—		3.1	(1)
Restructuring and other exit charges	5.9	(1)	6.3	(1)
Amortization of identified intangible assets	6.9	(3)	7.0	(3)
Acquisition expense	1.4	(4)	0.1	(4)
Other	0.2	(4)	1.3	(4)
Income tax effect of above non-GAAP adjustments	(3.5)		(6.0)
Non-GAAP adjusted Net earnings	$81.0		$78.6

Outstanding shares used in per share calculations
Basic	40,204,013		40,937,334
Diluted	40,986,116		41,698,324
Non-GAAP adjusted Net earnings per share:
Basic	$2.01		$1.92
Diluted	$1.98		$1.89

Reported Net earnings (Loss) per share:
Basic	$1.74		$1.63
Diluted	$1.71		$1.60
Dividends per common share	$0.225		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	June 30, 2024	July 2, 2023
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Specialty	—	3.1
(1) Restructuring and other exit charges - Energy Systems	3.8	0.5
(1) Restructuring and other exit charges - Motive Power	1.4	1.5
(1) Restructuring and other exit charges - Specialty	0.7	4.3
(3) Amortization of identified intangible assets - Energy Systems	6.0	6.2
(3) Amortization of identified intangible assets - Motive Power	0.2	0.1
(3) Amortization of identified intangible assets - Specialty	0.7	0.7
(4) Acquisition expense - Motive Power	—	0.1
(4) Acquisition expense - Specialty	1.4	—
(4) Other - Energy Systems	0.2	0.8
(4) Other - Motive Power	—	0.4
(4) Other - Specialty	—	0.1
Total Non-GAAP adjustments	$14.4	$17.8